Exhibit 10.17

SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT dated as of December 13, 2010 between SEED RESOURCES, L.L.C., a Michigan limited liability company (the “Grantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral trustee (the “Collateral Trustee”) is being delivered pursuant to Section 20 of the Security Agreement

WHEREAS, SPECTRUM BRANDS, INC., a Delaware corporation (the “Company”), SB/RH HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) , the Term Lenders party thereto, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (the “Term Loan Agent”) are parties to a Credit Agreement dated as of June 16, 2010 (the “Term Loan Credit Agreement”); and

WHEREAS, the Company, the Guarantors party thereto and US Bank, National Association, as indenture trustee (the “Senior Indenture Trustee”) are parties to the Senior Secured Note Indenture dated as of June 16, 2010, pursuant to which the Company will issue its 9.50% Senior Secured Notes due 2018 (the “Senior Secured Note Indenture”);

WHEREAS, the Company, Holdings, the other Grantors party thereto, the Term Loan Agent, the Senior Indenture Trustee and the Collateral Trustee are parties to a Collateral Trust Agreement dated as of June 16, 2010, pursuant to which the Collateral Trustee has been appointed by the Term Loan Agent on behalf of the Term Lenders and the Senior Indenture Trustee on behalf of the Senior Noteholders, and the Collateral Trustee has agreed, to hold and administer the Liens granted pursuant to the Security Documents for the ratable benefit of all of the Secured Parties on a pari passu basis;

WHEREAS, pursuant to a Security Agreement dated as of June 16, 2010 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Company, Holdings, the other Grantors party thereto and the Collateral Trustee, each Grantor has secured the Secured Obligations by granting to the Collateral Trustee for the benefit of the Secured Parties a continuing security interest in personal property of such Grantor;

WHEREAS, Seed Resources, L.L.C. desires to become a party to the Security Agreement as a Grantor thereunder; and

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Transaction Liens. (a) In order to secure its guarantee of the Secured Obligations, the Grantor grants to the Collateral Trustee for the benefit of the Secured Parties a continuing security interest in all of the following property of the Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles (including (x) any Equity Interests in other Persons that do not constitute Investment Property and (y) any Intellectual Property);

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all Commercial Tort Claims;

(xi) all Letter-of-Credit Rights;

(xii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Grantor pertaining to any of its Collateral;

(xiii) such Grantor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Collateral Trustee; and

(xiv) all Proceeds of the Collateral described in the foregoing clauses (i) through (xiii);

provided that, not withstanding the foregoing or anything herein to the contrary, in no event shall the Collateral include, or the security interest attach to, any Excluded Assets; provided, however, the security interests and Liens granted hereunder shall attach to, and the “Collateral” shall automatically include any asset or property of a Grantor that ceases to be an Excluded Asset, without further action by any Grantor or Secured Party.

(b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c) The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Trustee or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the New Collateral or any transaction in connection therewith.

2. Delivery of Collateral. Concurrently with delivering this Security Agreement Supplement to the Collateral Trustee, the Grantor is complying with the provisions of Section 6 of the Security Agreement with respect to Investment Property and Specified Instruments, in each case if and to the extent included in the New Collateral at such time.

3. Party to Security Agreement. Upon delivering this Security Agreement Supplement to the Collateral Trustee, the Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Guarantor and a Grantor thereunder and be bound by all the provisions thereof as fully as if the Grantor were one of the original parties thereto.

4. Representations and Warranties. (a) The Grantor is duly organized, validly existing and in good standing under the laws of the State of Michigan.

(b) The Grantor has delivered a Perfection Certificate to the Collateral Trustee. The information set forth therein is correct and complete as of the date hereof. Within 60 days after the date hereof, the Grantor will furnish to the Collateral Trustee a file search report from each UCC filing office listed in such Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on the New Collateral.

(c) The execution and delivery of this Security Agreement Supplement by the Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are (i) within its corporate or other powers, (ii) have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official, except for, in each case of the foregoing, (A) filings necessary to perfect the Liens contemplated by the Security Documents and the ABL Security Documents (as defined in the ABL Intercreditor Agreement) and (B) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect, and (iii) do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(d) The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(e) Each of the representations and warranties set forth in Sections 3 through 9 of the Security Agreement is true as applied to the Grantor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a “Grantor” shall be deemed to refer to the Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Effective Date” shall be deemed to refer to the date on which the Grantor signs and delivers this Security Agreement Supplement.

5. Governing Law. THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

SEED RESOURCES, L.L.C.

By:	/s/ John T. Wilson
Name: John T. Wilson
Title: Vice President + Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

Schedule 1

to Security Agreement

Supplement

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES

OWNED BY GRANTOR

None.

Schedule 2

to Security Agreement

Supplement

INVESTMENT PROPERTY

(other than Equity Interests in Subsidiaries and Affiliates)

OWNED BY GRANTOR

PART 1 — Securities

None.

PART 2 — Securities Accounts

The Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:

None.

PART 3 — Specified Instruments

The Original Grantors own the following Specified Instruments:

None.